UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 17, 2026

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

511 East John W. Carpenter Freeway, Suite 500, Las Colinas, TX 75062

(Address of principal executive offices) (Zip code)

15505 Wright Brothers Dr., Addison, TX 75001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

See disclosure in Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, Scott Pomeroy (“Pomeroy”) resigned, effective as of such date, as the Chairman and Chief Executive Officer and director of XTI Aerospace, Inc. (the “Company”) and his resignation was accepted by the Company’s board of directors. In connection with his resignation, Pomeroy and the Company executed a Separation and Release of Claims Agreement (the “Separation Agreement”). Among other provisions, the Separation Agreement provides for a separation payment to Pomeroy of $200,000, and the immediate vesting of Pomeroy’s unvested options to acquire 2,000,000 shares of the Company’s common stock. In the Separation Agreement, Pomeroy releases claims against the Company and its affiliates and the Company releases claims against Pomeroy with a carveout for any claims of unlawful conduct or behavior discovered as a result of the Company’s pending internal review. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Company’s board of directors established a committee of independent directors (the “Committee”), as defined by the Nasdaq Stock Market listing standards, to conduct an internal review of matters relating to Pomeroy and other related corporate governance matters (the “Review”). The Committee is represented by independent counsel, and the Committee and its advisors are working diligently to complete the Review, although a timeline for completion has not yet been determined. The Company is in the process of evaluating the implications of the Review on its disclosures, certifications, controls and governance matters; however, the Company does not currently believe that the matters under Review will affect any of its previously issued financial statements.

On August 17, 2026, the Company’s board of directors elected current director Jonathan Ornstein as the Interim Chairman of the Board.

The Company’s board of directors on that date also appointed Jeremy Schneiderman (“Schneiderman”), 52, as Interim Chief Executive Officer of the Company. Schneiderman currently serves as the Chief Executive Officer of Drone Nerds, LLC (“Drone Nerds”), a subsidiary of the Company, and he has served as the Chief Executive Officer of Drone Nerds since 2014.

Schneiderman has no family relationship with any director or executive officer of the Company.

The Company and Schneiderman plan to negotiate the terms of a definitive employment agreement for him to serve as Chief Executive Officer of the Company on a non-interim basis. Pending completion of such process, Schneiderman will continue to be compensated under his existing employment agreement with Drone Nerds. Pursuant to that certain Executive Employment Agreement with Drone Nerds, dated November 10, 2025 (the “Employment Agreement”), which was entered into in connection with the Company’s acquisition of Drone Nerds, Schneiderman will continue to receive an annual base salary of $400,000 and is eligible to receive a performance bonus of up to 400% of such base salary in the first year of the Employment Agreement’s term and 500% in years two and three thereof. For each 1% growth in Drone Nerds recognized EBITDA year over year (using Drone Nerds 2025 ending adjusted EBITDA as the 2026 period baseline), Schneiderman will earn a performance bonus of 1.8% of the then current base salary; for each $1M of Drone Nerds recognized new EBITDA from a closed add-on acquisition company, Schneiderman will earn a performance bonus of 24.7% of the then current base salary; for each $1M of closed investments funded into strategic companies approved by the Company’s investment committee, Schneiderman will earn a performance bonus of 1.3% of the then current base salary. The Employment Agreement has an initial three-year term that renews automatically for successive one-year terms absent 90 days’ prior notice of non-renewal, and Schneiderman is also eligible for future equity awards under the Company’s benefit plans, subject to approval of the Company’s board of directors or its compensation committee. If the Company terminates Schneiderman without Cause (as defined in the Employment Agreement), or he resigns for Sufficient Reason (as defined in the Employment Agreement), he is entitled to a lump-sum severance payment equal to his then-current monthly base salary plus $25,000, multiplied by 12, as well as accelerated vesting of unvested Company stock options (subject to approval by the Company’s compensation committee) and 12 months of continued benefits. Similar severance benefits apply if Schneiderman’s employment is terminated by the Company (or its successor) for any reason other than Cause within 12 months after a Change in Control (as defined in the Employment Agreement). The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

In connection with the November 2025 acquisition of Drone Nerds, XTI Drones Holdings, LLC issued promissory notes (the “Notes”) to The Origin Group DN, Inc. and The Origin Group AZ, Inc., which are entities in which Schneiderman holds an economic interest and serves as Chief Executive Officer (collectively the “Sellers”), with an aggregate original principal amount of approximately $11.9 million, of which $4,430,744 in principal remains outstanding. The Notes bear interest at a rate of 7.25% per annum, calculated on a 365-day year, and through the date of this filing, the Company has paid the Sellers approximately $345,206 in interest on the Notes. The Sellers also own 6,524,576 Class B Units, representing 16.597% ownership of XTI Drones Holdings, LLC, which are convertible into shares of common stock of the Company at the Sellers’ discretion at any time on a one-to-one basis. All outstanding Class B Units will automatically be exchanged into shares of the Company’s common stock on a one-for-one basis in February 2027. Schneiderman is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except as disclosed above.

Item 7.01	Regulation FD Disclosure.

On August 18, 2026, the Company issued a press release announcing the management changes described herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1†	Separation and Release of Claims Agreement, dated August 17, 2026, between the Company and Pomeroy
10.2†	Executive Employment Agreement, dated November 10, 2025, between Drone Nerds, LLC and Jeremy Schneiderman
99.1	Press Release, dated August 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Management contract and compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: August 18, 2026	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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